UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 6, 2009 (October 6, 2009)

HARRIS & HARRIS GROUP, INC.

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	0-11576 (Commission File Number)	13-3119827 (IRS Employer Identification No.)

111 West 57th Street New York, New York 10019
(Address of principal executive offices and zip code)

(212) 582-0900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On October 6, 2009, Harris & Harris Group, Inc. ("we" or "us") entered into an Underwriting Agreement (the “Underwriting Agreement”) with Needham & Company, LLC (“Needham”), relating to the issuance and sale by us to Needham in a follow-on public offering of 4,250,000 shares of our common stock at a purchase price per share of $4.75 (before the underwriter's discount).  We also granted Needham an option to acquire an additional 637,500 shares from us for the purpose of covering over-allotment sales.  The Underwriting Agreement contains customary representations and warranties, closing conditions and indemnification obligations.  The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1 and incorporated herein by reference.

The closing is expected to take place on or about October 9, 2009, subject to the satisfaction of the customary closing conditions.  The shares of common stock offered by us in this transaction were registered under our shelf registration statement on Form N-2, which was declared effective by the Securities and Exchange Commission on September 22, 2009.

Needham acted as sole book running manager for the offering.  In connection with the offering, we will pay aggregate underwriting discounts and estimated expenses equal to approximately $1,538,750 ($1,720,438 if the over-allotment option is exercised in full by the underwriter).

Item 7.01                      Regulation FD Disclosure.

On October 6, 2009, we issued a press release announcing the pricing of a follow-on public offering of shares of our common stock, a copy of which is attached hereto as Exhibit 99 and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

1	Underwriting Agreement, dated October 6, 2009, between Harris & Harris Group, Inc. and Needham & Company, LLC

99	Press release dated October 6, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2009	HARRIS & HARRIS GROUP, INC.

	By:	/s/Douglas W. Jamison
Douglas W. Jamison
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1	Underwriting Agreement, dated October 6, 2009, between Harris & Harris Group, Inc. and Needham & Company, LLC

99	Press release dated October 6, 2009